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                                                                      EXHIBIT 11

                          DURA AUTOMOTIVE SYSTEMS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
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

                                                                      Years Ended December 31,
                                                             ---------------------------------------
                                                                1996            1995           1994
                                                             ---------      ---------       --------
Net income                                                   $  10,128      $  10,126       $  2,580
                                                             ---------      ---------       --------
                                                             ---------      ---------       --------

Weighted average number of Class A
  common stock                                                   1,434              -           -

Weighted average number of Class B
  common stock                                                   5,000          4,967          3,423

Dilutive effect of outstanding stock options
  after application of the treasury stock
  method (1)                                                        28             22              8
                                                             ---------      ---------       --------
Common and common equivalent shares
  outstanding                                                    6,462          4,989          3,431
                                                             ---------      ---------       --------
                                                             ---------      ---------       --------
Net income per common and common
  equivalent share (2)                                       $    1.57      $    2.03       $   0.75
                                                             ---------      ---------       --------
                                                             ---------      ---------       --------
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(1)  Cheap stock is included in the calculation for all periods presented in accordance with the rules and regulations of the Securities and Exchange
     Commission.

(2) The calculation of net income per common and common equivalent share for the years ended December 31, 1996, 1995 and 1994 are the same on a primary and fully diluted basis.